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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006 (March 6, 2006)
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                             RURBAN FINANCIAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Ohio                           0-13507              34-1395608
              ----                           -------              ----------
  (State or other jurisdiction            (Commission           (IRS Employer
of incorporation or organization)         File Number)       Identification No.)



                    401 Clinton Street, Defiance, Ohio 43512
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               (Address of principal executive offices) (Zip Code)

                                 (419) 783-8950
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              (Registrant's telephone number, including area code)

                                 Not Applicable
        -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2006, the Company entered into an Employment Agreement with Kenneth
A. Joyce (the "Employment Agreement") effective as of March 1, 2006. The Employment Agreement supersedes the Change in Control Agreement previously entered into by the Company and Mr. Joyce.

Under the Employment Agreement, Mr. Joyce is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Company's Board of Directors. Mr. Joyce must devote his full time and attention to the Company's business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries. Mr. Joyce is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term

The term of the Employment Agreement runs from March 1, 2006 to March 1, 2009, but the term will be automatically extended to December 31, 2010 unless either party provides the other party with notice of nonrenewal no later than September 2, 2008.

Compensation

During the term of the Employment Agreement, Mr. Joyce will be paid an annual base salary of $264,000 or a higher amount set by the Company. Mr. Joyce is also entitled to:

     o receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

     o receive paid vacation time in accordance with policies established by the Company's Board of Directors;

     o participate any of the Company's employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Joyce, unless the change would apply to all of the Company's executive officers and would not affect Mr. Joyce disproportionately); and

     o receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Company's Board of Directors.

Termination Resulting from Disability or Death

If Mr. Joyce dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Joyce under the Employment Agreement. However, any compensation that becomes payable to Mr. Joyce under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Joyce or his designated beneficiary or estate, as appropriate.

Termination for "Cause" or Without "Good Reason"

     o If Mr. Joyce's employment is terminated by the Board of Directors for "Cause" or by Mr. Joyce without "Good Reason," the Employment Agreement (and all of Mr. Joyce's rights under the Employment Agreement) will terminate automatically. If Mr. Joyce's employment



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          is terminated other than for Cause and the Company subsequently learns that Mr. Joyce actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Joyce (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment.

Termination by the Company Without "Cause" or by Mr. Joyce for "Good Reason"

If Mr. Joyce's employment is terminated by the Company without "Cause" or by Mr. Joyce with "Good Reason" (and such termination does not occur in connection with a change in control), the Company will:

     o pay Mr. Joyce an amount equal to twice his "Agreed Compensation" (i.e., the sum of (a) the average of Mr. Joyce's annual base salary for the five calendar years immediately preceding his termination and
          (b) the average of Mr. Joyce's annual bonuses for the five calendar years immediately preceding his termination) in 24 equal monthly installments;

     o provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of one year, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

     o pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

Termination in Connection With a Change in Control

If, at any time during the period beginning on the date the Board of Directors first learns of a possible "change in control" and ending one year after the change in control, Mr. Joyce's employment is terminated (1) by the Company without Cause or (2) by Mr. Joyce for Good Reason, the Company or its successor will:

     o    pay Mr. Joyce a lump sum cash payment 2.99 times his "Agreed
          Compensation";

     o provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

     o pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

Mr. Joyce will not be entitled to the payments and benefits described above if he acted in concert with any person or group to effect a change in control (other than at the direction of the Board of Directors and in his capacity as an employee of the Company). Also, the Company may not terminate Mr. Joyce's employment during the period beginning on the date the Company's Board of Directors first learns of a possible change in control and ending on the date the change in control occurs.


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No Mitigation

The Employment Agreement does not require Mr. Joyce to mitigate the amount of any compensation payable to him by seeking other employment or otherwise. The compensation payable to Mr. Joyce under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

Employee Benefits

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay Mr. Joyce an additional amount of cash equal to the executive officer's cost of procuring equivalent coverage. The amount of this cash payment will be "grossed up" to ensure that Mr. Joyce receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

Parachute Payments

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then the amount of compensation payable under the executive officer's Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Internal Revenue Code.

Non-Compete

If Mr. Joyce receives compensation under his Employment Agreement in connection with the termination of his employment after a Change in Control, he will be prohibited from engaging in the following activities for two years following the termination of his employment:

     o providing financial or executive assistance to any person or entity located within 50 miles of the Company's main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries;

     o directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer's employment) to become a customer or referral source of another company; and

     o directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer's employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Employment Agreement also prohibits Mr. Joyce from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.


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Disputes

In the event of a dispute between the Company and Mr. Joyce regarding the Employment Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Employment Agreement, including reasonable accounting and legal fees incurred by Mr. Joyce.


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As reported under Item 1.01 above, the Change in Control Agreement, dated March 14, 2001, by and between the Company and Kenneth A. Joyce was superseded by the Employment Agreement effective as of March 1, 2006.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired - Not Applicable

(b)   Pro forma financial information - Not Applicable

(c)   Exhibits - None


   [Remainder of page intentionally left blank; signature on following page.]




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RURBAN FINANCIAL CORP.


Dated:  March 10, 2006                      By: /s/ Duane L. Sinn
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                                               Duane L. Sinn
                                               Executive Vice President and
                                               Chief Financial Officer




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